Exhibit 99

Mannatech Expresses Optimism and Announces New US Patent

Coppell, TX – January 4, 2007– Mannatech, Incorporated (NASDAQ MTEX) In remarks made at the Mannatech Presidential Associate Planning Summit, Mannatech’s CEO and Chairman Sam Caster yesterday expressed optimism concerning the business trend of its recently completed fourth quarter of 2006. Although no specific results were cited for the period, Mr. Caster noted that the 2006 fourth quarter preliminary sales trends showed an uptick and that its annual results for 2006 are expected to show a “decent year in 2006.”

Mannatech also announced the issuance of another United States patent related to its Ambrotose® complex technology. United States Patent Office recently issued patent #7157431 covering the Company’s flagship Ambrotose® complex product. Mr. Caster said, “Mannatech is excited about adding this new patent to our intellectual property portfolio and the Company is committed to aggressively pursue and defend its new product initiatives.”

About Mannatech

Mannatech, Incorporated is a global wellness solutions provider that develops innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products that are sold through approximately 536,000 independent Associates and Members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “expressed optimism” and “expected,” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell, Vice President

Investor Relations

972-471-6512

ir@mannatech.com

Corporate website: www.mannatech.com